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                                                                    Exhibit 10.1

                              [Pemstar letterhead]

                                   May 8, 2002

Smithfield Fiduciary LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, NY  10019

Citadel Equity Fund Ltd.
c/o Citadel Investment Group, L.L.C.
225 West Washington Street
Chicago, IL  60606

Gentlemen:


         Reference is made to the Securities Purchase Agreement dated as of May 3, 2002 (the "Purchase Agreement") by and among Pemstar, Inc. (the "Company") and Smithfield Fiduciary LLC and Citadel Equity Fund Ltd. (each, a "Buyer," and together the "Buyers"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

         In consideration of the premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,, the Company hereby agrees to issue warrants ("Warrants") to purchase 500,000 shares (the "Underlying Shares") of common stock, par value $.01 per share of the Company ("Common Stock"), to each Buyer no later than Friday, May 10, 2002. The Warrants will be evidenced by a form of warrant agreement in substantially the form of Exhibit I to the Purchase Agreement, except that (a) the exercise price of the Warrants will be $2.00 per Underlying Share (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this letter) and (b) the Company shall have the right to redeem, upon not less than 20 trading days notice, the Warrants if, among other things, (i) on each trading day during a 20 consecutive trading day period (beginning 180 days after the issuance date of the Warrants) immediately preceding the date of notice of redemption the Weighted Average Price of the Common Stock is greater than $4.00 (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this letter), (ii) a registration statement covering the resale of the Underlying Shares is in effect from at least the beginning of the 20 trading day period referred to in sub-clause (i) above, (iiithe Company shall have obtained the Shareholder Approval or shall have provided each Buyer with evidence reasonably satisfactory to such Buyer that Shareholder Approval is not necessary to permit the exercise of all the Warrants (assuming the conversion of all outstanding Notes, the exerecise of all outstanding Warrants and the issuance and conversion of all the Additional Notes and the issuance and exercise of all the Additional Warrants), (iv) on each day during the period

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Smithfield Fiduciary LLC
Citadel Equity Fund Ltd.
May 8, 2002
Page 2



beginning on the date hereof and ending on and including the date selected for redemption, the Common Stock is designated for quotation on the Nasdaq National Market or the New York Stock Exchange and shall not have been suspended from trading on such market or exchange (other than suspensions of not more than one day and occurring prior to the date of the Company's notice of redemption due to business announcements by the Company) nor shall delisting or suspension by such market or exchange been threatened or pending either (A) in writing by such market or exchange or (B) by falling below the minimum listing maintenance requirements of such market or exchange, (v) during the period beginning on the date hereof and ending on and including the date selected for redemption , there shall not have occurred (A) an event constituting a Triggering Event (as defined in the Notes), (B) an event that with the passage of time and without being cured would constitute a Triggering Event, or (C) the public announcement of a pending, proposed or intended Change of Control (as defined in the Notes), unless such pending, proposed or intended Change of Control has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Change of Control, and (vi) the Company is otherwise in compliance with all of the Transaction Documents. [In connection with the issuance of the Warrants, the Company further agrees (i) to make on the date of issuance of the Warrants such representations, warranties, covenants and agreements relating to the Warrants and the Underlying Shares as if the Warrants were issued pursuant to the Purchase Agreement and the Underlying Shares were "Warrant Shares" (as defined in the Purchase Agreement) as such representations, warranties, covenants and agreements were made as of the Initial Closing Date and (ii) concurrently with the issuance with the Warrants, to enter into a registration rights agreement substantially in the form of the Registration Rights Agreement attached as Exhibit D to the Purchase Agreement (which would provide that the Company will include the Underlying Shares in the Initial Registration Statement, that the filing deadline will be the Initial Filing Deadline and that the effectiveness date will be the Initial Effectiveness Date).

Please indicate your agreement to the foregoing by executing the acknowledgment below.

                                 Sincerely yours,

                                 PEMSTAR, INC.


                                 By: /s/ Allen J. Berning
                                     -------------------------------------------
                                     Allen J. Berning
                                     Chairman, Chief Executive Officer and
                                     President

Accepted and agreed to:

SMITHFIELD FIDUCIARY LLC                    CITADEL EQUITY FUND LTD.


By: /s/ Adam J. Chill                       By: /s/ Kenneth A. Simpler
    ------------------------------              --------------------------------
    Name: Adam J. Chill                         Name: Kenneth A. Simpler
    Title: Authorized Signatory                 Title: Vice President